                                                                      EXHIBIT 21

                    SUBSIDIARIES OF ADAC LABORATORIES, INC.

SUBSIDIARY                                             STATE/COUNTRY OF INCORPORATION
----------                                             ------------------------------
WHOLLY OWNED
  ADAC Laboratories                                    California
  ADAC Foreign Sales Corporation, Inc.                 Barbados
  ADAC do Brasil Ltda.                                 Brazil
  ADAC Laboratories, Australia Pty Limited             Australia
  ADAC Laboratories A/S                                Denmark
  ADAC Laboratories B.V.                               The Netherlands
  ADAC Laboratories Canada Limited                     Canada
  ADAC Laboratories GmbH                               Germany
  ADAC Laboratories Pacific, Inc.                      California
  ADAC Health Care Information Systems, Inc.           Texas
  ADAC Laboratories, Ltd.                              United Kingdom
  ADAC Research and Manufacturing, Inc.                California
  ADAC Laboratories SARL                               France
  ADAC Laboratories S.R.L.                             Italy
  UGM Medical Systems, Inc.                            Pennsylvania
  UGM Laboratory, Inc.                                 Pennsylvania
  ADAC Capital, L.L.C.                                 Delaware

                                       64